Exhibit 23.1

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants	Securities Commission Building
Institute of Chartered Accountants of British Columbia	PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)	Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Registered with:	Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence	Email: moenca@telus.net

July 18, 2006

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated June 12, 2006 covering the audited financial statements of Gold Rock Resources Inc. as at April 30, 2006 and for the year ended April 30, 2006 included in the Registration Statement on Form SB-2 and related Prospectus of Gold Rock Resources Inc. for the registration of shares of its common stock.

Yours very truly,
MOEN AND COMPANY LLP,
Chartered Accountants

MOEN AND COMPANY LLP
Moen and Company LLP